Consent of Independent Certified Public Accountants

     We have issued our report dated August 18, 2000 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 229 as of June 30, 2000, and for the period then ended, contained in this Post-Effective Amendment No. 6 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                              Grant Thornton LLP



Chicago, Illinois
October 25, 2000